Exhibit 24

                                POWER OF ATTORNEY

Each Director of PSEG Energy Holdings Inc. whose signature appears below hereby appoints Derek M. DiRisio the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all additional amendments, including post-effective amendments to this Registration Statement.

             Signature                 Title               Date
             ---------                 -----               ----

         /s/ Frank Cassidy             Director                September 7, 2001
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           Frank Cassidy

   /s/ Robert J. Dougherty, Jr.        Director                September 7, 2001
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     Robert J. Dougherty, Jr.

       /s/ E. James Ferland            Director                September 7, 2001
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         E. James Ferland

       /s/ Thomas M. O'Flynn           Director                September 7, 2001
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         Thomas M. O'Flynn

       /s/ R. Edwin Selover            Director                September 7, 2001
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         R. Edwin Selover